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                                                                  EXHIBIT 3.26


                                     BY-LAWS

                                       OF

                               NIEMIN PORTER & CO.
                            A California Corporation

                                    ARTICLE I
                                     OFFICES

            Section 1. Principal Executive Office. The principal executive office of the corporation is hereby fixed and located at: 1032 Via Palestra, Palos Verdes Estates, California 90274. The board of directors is hereby granted full power and authority to change said principal executive office from one location to another. The location of the principal executive office of the corporation need not be in the State of California. Any such change shall be noted on the By-Laws by the secretary, opposite this section, or this section may be amended to state the new location.

            Section 2. Other Offices. Other business offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

            Section 1. Place of Meetings. All annual or other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other, place within or without the State of California which may be designated either by the board of directors or by the written consent of all persons entitled to vote thereat and not present at the meeting. Such written consent may be given either before or after the meeting and shall be filed with the secretary of the corporation.

            Section 2. Annual Meetings. The annual meetings of shareholders for the election of directors and for the transaction of such other business as is within the powers of shareholders shall be held on the second Tuesday in October in each year at ten o'clock a.m. or at such other time and date as may be designated by the board of directors; provided, however, that should the date set forth herein fall on a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a business day.

            Written or printed notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If any
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notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.

            All such notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

            Such notices shall specify:

                  (a) the place, the date, and the hour of such meeting;

                  (b) those matters which the board of directors, at the time of the mailing of the notice, intends to present for action by the shareholders;

                  (c) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election:

                  (d) the general nature of a proposal, if any, to take action with respect to approval of: (i) a transaction with an interested director, (ii) amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the California General Corporation Law,
(iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

                  (e) such other matters, if any, as may be expressly required by statute.

            Section 3. Special Meetings. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the California General Corporation Law and the articles of incorporation of this corporation, may be called at any time by the chairman of the board or the president, or by the board of directors, or by one or more shareholders holding not less than ten percent (10%) of the votes at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president, vice-president or secretary by any person (other than the board of directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. In addition to the matters required by items (a) and, if applicable, (c)


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of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

            Section 4. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

            Section 5. Adjourned Meeting and Notice Thereof. Any shareholders' meeting annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 4 above.

            When any shareholders' meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

            Section 6. Voting.

                  (a) Record Date:

            Unless a record date for voting purposes is fixed as provided in
Section 1 of Article V of these By-Laws, then, subject to the provisions of Sections 702 through 704, inclusive, of the California General Corporation Law (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

                  (b) Ballots:

            Such vote may be viva voce or by ballot; provided, however, that all elections of directors must be by ballot upon demand made by a shareholder at any election and before the voting begins.

                  (c) Action by Majority:

            If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter


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shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or the articles of incorporation.

                  (d) Cumulative Voting:

            Subject to the requirements of the next sentence, every shareholder entitled to vote at any election of directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall deem fit. No shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice, at the meeting prior to the voting, of such shareholder's intention to cumulate his votes. If any shareholder has given such a notice, then all shareholders entitled to vote may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

            Section 7. Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of shareholders, either annual or special, however called and, noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. Except as provided in Sections 601(e) and 601(f) of the California General Corporation Law, the business transacted at the meeting need not be specified in a written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof by a shareholder. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            Section 8. Action Without Meeting.

                  (a) Election of Directors by Written Consent:

            Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the board of directors by the written consent of persons holding a majority of the outstanding shares entitled .to vote for the election of directors unless the election is to fill a vacancy created by removal, in which case election by written consent of a director requires the unanimous consent of all shares entitled to vote for the election of directors.

                  (b) Other Actions by Written Consent:

            Any other action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth


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the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  (c) Notice of Action by Written Consent:

            Unless the consents of all shareholders entitled to vote have been solicited in writing,

                        (i) Notice of any proposed shareholder approval of:

                              (A) a contract or other transaction with an
                  interested director;

                              (B) indemnification of an agent of the corporation
                  as authorized by these By-Laws;

                              (C) a reorganization of the corporation as defined
                  in Section 181 of the California General Corporation Law; or

                              (D) a distribution in dissolution other than in
                  accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

                        (ii) Prompt notice shall be given of the taking of any
            other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 2 of Article II of these By-Laws.

                  (d) Record Date:

            Unless, as provided in Section 1 of Article V of these By-Laws, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the secretary of the corporation.

                  (e) Revocation of Written Consent:

            Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder, or his respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been


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filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

            Section 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until: (i) an instrument revoking it is delivered to the corporation or a duly executed proxy bearing a later date is presented to the meeting prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or in capacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Notwithstanding the foregoing, a proxy may be made irrevocable pursuant to the provisions of Section 705(e) of the California General Corporation Law.

            Section 10. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one
(1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. Incase any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

            The duties of such inspectors shall be as prescribed by Section 707 of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

            The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.



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                                   ARTICLE III
                                    DIRECTORS

            Section 1. Powers. Subject to any limitations in the articles of incorporation and the California General Corporation Law relating to action requiring shareholder approval, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. The board of directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board of directors.

            Section 2. Number and Qualification of Directors. The authorized number of directors shall be three (3). The minimum and maximum limits may be changed only by amendment of the articles of incorporation or by a by-law amending this Section duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

            Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders. If any annual meeting is not held or the directors are not elected at any annual meeting, however, they may be elected at any special meeting of shareholders held for that purpose, or at the next annual meeting of shareholders held thereafter. Each director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified or until his earlier resignation or removal.

            Section 4. Resignation and Removal of Directors.

                  (a) Resignation:

            Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified.

                  (b) Unsound Mind; Felony:

            The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

                  (c) Removal Without Cause by Shareholders:

            Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote, provided that no director may be removed (unless the entire board of directors is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors' most recent election were then being elected.



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                  (d) Reduction of Authorized Number of Directors:

            No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.

            Section 5. Vacancies.

                  (a) Vacancy Defined:

            A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

                  (b) Action by Board of Directors:

            Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the board of directors created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of the holders of the outstanding shares entitled to vote.

                  (c) Action by Shareholders:

            The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the board of directors. Any such election by written consent shall require the consents provided for in Section 8(a) of Article II of these By-Laws.

            Section 6. Place of Meetings. Regular and special meetings of the board of directors shall be held at the first of the places set forth in the following sentence of this Section which is applicable. Such meetings shall be held at any place within or without the "State of California which has been designated: (a) in the notice of the meeting; (b) by resolution of the board of directors; (c) in these By-Laws; or (d) at the corporation's principal office. Notwithstanding the foregoing, such meetings may be held at any place which is consented to in writing by the members of the board of directors, either before or after the meeting, pursuant to the provisions of Article III, Section 12 of these By-Laws.

            Section 7. Regular Meetings. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at another location as set forth in Article III, Section 6 of these By-Laws. If the regular meeting is held at the place of the annual meeting of shareholders, notice of such regular meeting shall not be required.



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            Section 8. Special Meetings. Special meetings of the board of directors for any purpose may be called at any time by the chairman of the board or the president, or any vice-president or the secretary or any assistant secretary, or any two directors. Notice of the time of special meetings shall be delivered personally or by telephone or telegraph or sent to each director by mail. In case notice is given by mail or telegram, it shall be sent, charges prepaid, to each director's address appearing on the corporate records, or if it is not on such records or is not readily ascertainable, at the place where the regular meetings of the board of directors are held. If notice is delivered personally or given by telephone or telegraph, it shall be given or delivered to the telegraph office at least twenty-four (24) hours before the meeting. If notice is mailed, it shall be deposited in the United States mail at least seventy-two (72) hours before the meeting.

            A notice, or waiver of notice, need not specify the purpose of the meeting of the board of directors.

            Section 9. Action Without Meeting. Any action by the board of directors may be taken without a meeting if all members of the board of directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board of directors and shall have the same force and effect as a unanimous vote of such directors.

            Section 10. Meetings By Conference Telephone. Members of the board of directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear and speak to one another. Participation by a director in a meeting in the manner provided in this Section shall constitute presence in person by such director at such meeting.

            Section 11. Action at a Meeting: Quorum and Required Vote. Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law or by the articles of incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of one or more directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            Section 12. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who Were not present at the time of the adjournment.

            Section 13. Fees and Compensation. Directors and members of committees may receive such compensation for their services and such reimbursement for expenses as may be fixed or determined by resolution of the board of directors.



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            Section 14. Committees. The board of directors may, at its discretion, by specific resolution adopted by a majority of the authorized number of directors, designate one or more committees, each of which shall be composed of two or more directors, to serve at the pleasure of the board of directors. The appointment of members or alternate members of a committee shall require the vote of a majority of the authorized number of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The board of directors may delegate to any such committee, to the extent provided in a specific resolution, any of the board of directors' powers and authority in the management of the corporation's business and affairs, except with respect to:

                  (a) the approval of any action for which the California General Corporation Law or the articles of incorporation also require shareholder approval;

                  (b) the filling of vacancies on the board of directors or in any committee;

                  (c) the fixing of compensation of directors for serving on the board of directors or on any committee;

                  (d) the amendment or repeal of by-laws or the adoption of new by-laws;

                  (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                  (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; and

                  (g) the appointment of other committees of the board of directors or the members thereof.

The board of directors may prescribe appropriate rules, not inconsistent with these By-Laws, by which proceedings of any such committee shall be conducted. The provisions of these By-Laws relating to the calling of meetings of the board of directors, notice of meetings of the board of directors and waiver of such notice, adjournments of meetings of the board of directors, written consents to meetings of the board of directors and approval of minutes, action by the board of directors by consent in writing without a meeting, the place of holding such meetings, meetings by conference telephone or similar communications equipment, the quorum for such meetings, the vote required at such meetings and the withdrawal of directors after commencement of a meeting shall apply to committees of the board of directors and action by such committees. In addition, any member of the committee designated by the board of directors as the chairman or as secretary of the committee may call meetings of the committee.



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                                   ARTICLE IV
                                    OFFICERS

            Section 1. Officers. The officers of the corporation shall be a chairman of the board or a president, or both, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the board of directors may from time to time determine. Officers other than the chairman of the board need not be directors. Any two or more offices may be held by the same person.

            Section 2. Election. The officers of the corporation, except those appointed by the chief executive officer pursuant to authority of the board of directors, shall be elected annually by the board of directors at the first meeting of the board of directors held after the annual meeting of the shareholders. If the election of officers does not occur at such meeting, such election shall occur within a reasonable time thereafter. Each officer shall serve at the pleasure of the board of directors and until his successor shall be elected and shall qualify, or until his death or until he shall resign or shall be otherwise disqualified to serve.

            Section 3. Removal and Resignation. Any officer may be removed at any time with or without cause either by the board of directors or by any officer to whom the power of removal has been conferred by the board of directors, subject to the rights, if any, of the officer under a contract of employment with the corporation. Subject to the rights, if any, of the corporation under such a contract of employment, any officer may resign at any time by giving written notice to the corporation. Unless otherwise specified therein, any such resignation shall take effect at the date of the receipt of such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to render it effective.

            Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to that office.

            Section 5. Chairman of the Board. The board of directors may, in its discretion, elect a chairman of the board, who shall preside at all meetings of the board of directors at which he is present and shall have such other powers and duties as may be prescribed by the board of directors or the By-Laws. If the office of president is vacant, the chairman of the board shall be the chief executive officer of the corporation and shall exercise the powers and duties of the president.

            Section 6. President. Subject to any supervisory powers that may be given by the board of directors or the By-Laws to the chairman of the board, the president shall be the corporation's general manager and chief executive officer and shall, subject to the control of the board of directors, pave general supervision, direction and control over the corporation's business and officers. He shall preside at all meetings of the shareholders, unless the board of directors designates another person to so preside. He shall have the general powers and duties of management customarily vested in a corporation's president, and shall have such other powers and duties as may be prescribed by the board of directors or the By-Laws.



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            Section 7. Vice President. In the absence or disability of the president, unless the board of directors designates another officer, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, or if there has been no such designation, the vice president designated by the chief executive officer, shall perform all the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer. Each vice president shall have such powers and duties as may be prescribed by the board of directors or the By-Laws.

            Section 8. Secretary. The secretary shall keep, or cause to be kept, a book of minutes of all meetings and actions taken by the written consent of the board of directors, shareholders or any committees appointed by the board of directors. The minutes shall set forth any actions taken at any such meeting, its time and place, the names of those present at a board or committee meeting, and the number of shares present or represented at a shareholders' meeting, and, regarding meetings of the shareholders or board of directors, the notice thereof given, whether regular or special, and, if special, how authorized.

            The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a record of the shareholders of the corporation, which record shall set forth the names and addresses of all shareholders, the number and classes of shares held by each, the number and date of the certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

            The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the By-Laws or by law to be given, and he shall keep the records of the corporation and the seal in safe custody. He shall perform all duties incident to the office of secretary and shall have such other powers and duties as may be prescribed by the board of directors or the By-Laws. Any assistant secretary may perform any of the duties and exercise any of the powers of the secretary, unless prohibited from doing so by the board of directors, the chief executive officer or the secretary, and shall have any such other powers and duties as may be prescribed by the board of directors or the By-Laws.

            Section 9. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, earned surplus and shares. The chief financial officer shall have charge and custody of and be responsible for all funds, securities and other valuables of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation at the depositories designated by the board of directors, or any person authorized by the board of directors to designate such depositories; and, in general, have all the duties and powers incident to the office of chief financial officer, as well as any other duties or powers which may be prescribed by the board of directors or the By-Laws. Any assistant treasurer may perform any of the duties and exercise any of the powers of the chief financial officer, unless prohibited from doing so by the board of directors, the chief executive officer or the chief financial officer, and shall have any such other powers and duties as may be prescribed by the board of directors or the By-Laws.



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                                    ARTICLE V
                                  MISCELLANEOUS

            Section 1. Record Date. The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation, the By-Laws or an agreement among all of the shareholders.

            Section 2. Inspection of Corporate Records.

                  (a) The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board of directors and committees of the board of directors of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such a voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

                  (b) A shareholder or shareholders holding at least five (5) percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one (1) percent of such voting shares and have filed a
Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation and to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges, a list of the names and addresses of the shareholders who are-entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Such a list shall be made available on or before either five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled, whichever is later.

                  (c) Every director of either the corporation or its parent shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

            Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

            Section 4. Annual and Other Reports.

                  (a) The annual report to shareholders described in California General Corporation Law Section 1501 is hereby expressly waived.

                  (b) A shareholder or shareholders holding at least five (5) percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three (3) month, six (6) month or nine (9) month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year. The corporation shall use its best efforts to deliver the statement to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

                  (c) If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements required by subdivision (a) for such year.

                  (d) The quarterly income statements and balance sheets referred to in this section shall be accompanied either by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

            Section 5. Contracts, Etc., How Executed. The board of directors, except as otherwise provided in the By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount, except for contracts or commitments in the regular course of business of the corporation executed by an officer within the scope of his authority.

            Section 6. Certificate for Shares

                  (a) Every holder of shares in the corporation shall be entitled to a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary; and this certificate shall certify the number of shares and the class or series of the shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. Before it becomes effective, every certificate for shares authenticated solely by facsimile signatures shall be countersigned by a transfer agent or transfer clerk and registered by an incorporated bank or trust company as registrar of transfers. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issuance. Notwithstanding the above, certificates need not be issued if the corporation is exempt pursuant to Section 416(b) of the California General Corporation Law.

                  (b) Any such certificate shall also contain in a conspicuous manner any and all legends or other statements required by Sections 418(a) and/or 4l8(c) of the California General Corporation Law, the California Corporate Securities Law of 1968 or the federal securities laws.

                  (c) Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the By-Laws may provide; provided, however, that any certificate so issued prior to full payment shall state on the face thereof both the amount paid and the amount remaining unpaid.

                  (d) No new certificates generally shall be issued until the former certificates for the shares represented thereby shall have been surrendered for cancellation and cancelled. All such surrendered and cancelled certificates shall be preserved by the secretary for reference. In the case of lost, destroyed or stolen certificates, however, new certificates shall be issued upon request made to the corporation before it has notice that any such certificates have been acquired by a bona fide purchaser, if the owner gives the corporation an adequate indemnity bond and satisfies any other reasonable requirements imposed by the corporation.

            Section 7. Representation of Shares of Other Corporations. The chairman of the board, president or any vice president is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation, unless the board of directors designates another person to exercise such rights, or unless the By-Laws of the other corporation otherwise provide. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by any such officer.

            Section 8. Inspection of By-Laws. The corporation shall keep at its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California, the original or a copy of the By-Laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the corporation has no principal business office in California, upon the written request of any shareholder, the corporation shall furnish to such shareholder a, copy of the By-Laws as amended to that date.

            Section 9. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

            Section 10. Indemnification of Agents of the Corporation; Liability Insurance.

            The corporation shall indemnify its agents to the maximum extent permitted by law.

            Section 11. [Deleted in its entirety by Amended dated 2/18/91.]

                                   ARTICLE VI
                                   AMENDMENTS

            Section 1. Power of Shareholders. Subject to the limitations imposed by Section 212(a) of the California General Corporation Law, new By-Laws may be adopted or these By-Laws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation.

            Section 2. Power of Directors. Subject to the right of shareholders as provided in Section 1 of this Article to adopt, amend or repeal By-Laws, the board of directors may adopt, amend, or repeal By-Laws, other than a By-Law or amendment thereof changing the authorized number of directors, changing from a fixed to a variable board or providing for the filling of a vacancy in the board of directors created by the removal of a director by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.




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
                       CERTIFICATE OF ASSISTANT SECRETARY

            I, the undersigned, do hereby certify:

            1. That I am the duly elected and acting Assistant Secretary of Niemin Porter & Ca., a California corporation; and

            2. That the foregoing By-Laws, comprising 24 pages, constitute the By-Laws of said corporation as duly adapted by action of the Board of Directors of the corporation taken on December 5, 1984.

            IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation as of this 7th day of December, 1984.

                                          /s/ William J. Wippich
                                          ------------------------------------
                                          William J. Wippich